UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) December 24, 2012

Diligent Board Member Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(212) 741-8181

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.            Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference, is the Diligent Board Member Services, Inc. . (the “Company”) announcement of the formation of a Special Committee that was filed with the New Zealand Stock Exchange on December 24, 2012.

Item 8.01.            Other Material Events.

The Company’s Board of Directors has declared a cash dividend of US$0.011 per share on its Series A Preferred Stock, payable on January 2, 2013 (US time), which in the aggregate amounts to a dividend of US$359,338 to the Series A Preferred Stock holders. This dividend is payable pursuant to the Company’s Certificate of Incorporation.

Spring Street Partners LP, one of the holders of the Series A Preferred Stock, has advised Diligent that it is waiving its right to the dividend which amounts to US$239,557, and it directed the Company to retain those funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: December 24, 2012	By: /s/Robert Norton
Robert Norton
General Counsel and Secretary